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DELAWARE MEDALLION III                  LOGO
VARIABLE ANNUITY APPLICATION

ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY
                440 Lincoln Street, Worcester, MA 01653

1  ANNUITANT

First                            MI                      Last

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Street Address                                      Apt.

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City                                        State                 Zip

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Daytime Telephone            / / Male                 Date of Birth

(   )                        / / Female                  /     /
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S.S.#
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2 OWNER Complete This Section Only if:

(Check one and fill in below.)
/ / The owner is other than the annuitant, or / / This is a joint owner with the annuitant.

First                            MI                      Last

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Street Address                                      Apt.

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City                                        State                 Zip

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S.S.#/Tax I.D.#                          Date of Birth    Date of Trust

                                            /   /            /    /
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3 BENEFICIARY

Primary                                              Relationship to Annuitant

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Contingent                                           Relationship to Annuitant

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4 TYPE OF PLAN

/ / Nonqualified                                 / / 403(b) TSA*
/ / Nonqualified Def. Comp.                      / / 408(b) IRA
/ / 401(a) Pension/Prof. Sh.*                    / / 408(k) SEP-IRA*
/ / 401(k) Profit Sharing*                       / / 457 Def. Comp.
* Attach required additional forms.

5 INITIAL PAYMENT

Initial Payment $_____________________
If IRA or SEP-IRA application, the applicant has received a
Disclosure Buyer's Guide and this payment is a (check one):
/ / Rollover                     / / Trustee to Trustee Transfer
/ / Regular or SEP-IRA Payment for Tax Year ______

6 ALLOCATION OF PAYMENTS

            % International Equity
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            % Value
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            % Emerging Growth
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            % Growth
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            % Multiple Strategy
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            % Equity/Income
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            % High Yield
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            % Global Bond
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            % Capital Reserves
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            % Money Market
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            % Fixed Account (Not available in OR)
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            %
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            %
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              Guarantee Period Accounts
             ($1,000 minimum per Account)
            % 3 Year
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            % 5 Year
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            % 6 Year
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            % 7 Year
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            % 8 Year
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            % 9 Year
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            % 10 Year
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   100      % (All allocations must total 100%.)
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/ / I elect Automatic Account Rebalancing among the above accounts (excluding
    Fixed and Guarantee Period Accounts) starting on the 16th day after issue date and continuing every:

    / / 1    / / 2   / / 3   / / 6    / / 12 Months

NOTE: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provision, that portion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market account during its first 15 days. Reallocation will then be made as specified.

7 REPLACEMENT

Will the proposed contract replace or change any existing annuity or insurance policy?

/ / NO   / / YES (If yes, list company name and policy number)

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8 TELEPHONE TRANSFER

I/We authorize and direct Allmerica Financial Life Insurance and Annuity Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I/We agree to hold harmless and indemnify Allmerica Financial Life Insurance and Annuity Company and its affiliates and their collective directors, officers, employees and agents against any claim arising from such action.

/ / I/We DO NOT accept this telephone transfer privilege.

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9 DOLLAR COST AVERAGING

Please transfer $_____________ from (check ONE source account:)
                 $100 minimum)
/ / Fixed Account   / / Capital Reserves    / / Money Market
Every / / 1   / / 2   / / 3   / / 6   / / 12 Months
To: $____________ International Equity
    $____________ Value
    $____________ Emerging Growth
    $____________ Growth
    $____________ Multiple Strategy
    $____________ Equity/Income
    $____________ High Yield
    $____________ Global Bond
    $____________ Capital Reserves
    $____________ Money Market
    $_____________________________
Dollar Cost Averaging begins on the 16th day after the issue date and ends when the source account value is exhausted.
DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.

10 MONTHLY AUTOMATIC PAYMENTS (MAP)

/ / I wish to authorize monthly automatic deductions from my checking account for application to this contract.
    MAP AUTHORIZATION (FORM 1968) AND VOIDED CHECK MUST BE ATTACHED.

11 SYSTEMATIC WITHDRAWALS

Please withdraw $_______________
                 ($100 minimum)
Every / / 1   / / 2   / / 3   / / 6   / / 12 Months
(Systematic withdrawals from the Guarantee Period Accounts are not available.)

         % From
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         % From
--------        ------------------------------------------------
         % From
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         % From
--------        ------------------------------------------------
         % From
--------        ------------------------------------------------
  100    % TOTAL
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/ / Do NOT Withhold Federal Income Taxes

/ / Do NOT Withhold at 10% or __________ (% or $)

Systematic withdrawals begin on the 16th day after the issue date.

/ / I wish to use Electronic Funds Transfer. I authorize the Company to electronically correct any overpayment or erroneous credits made to my account.

A VOIDED CHECK MUST BE ATTACHED.

12 OPTIONAL BILLING REMINDERS

/ / I wish to receive periodic reminders that I can include with future remittances.
    PAYMENT REMINDER REQUEST (FORM SML-1203) MUST BE ATTACHED.

13 REMARKS

________________________________________________________________________________

________________________________________________________________________________

14 SIGNATURES

I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATIONS OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT. I/We understand that unless I/we elect otherwise, the Annuity Date will be the earlier of the date, if any, selected by the Owner, or the later of the Annuitant's 85th birthday or the birthday following the tenth contract anniversary, not to exceed age 90.

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Signature of Owner                      Signed at (City and State)         Date

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Signature of Joint Owner

15 REGISTERED REPRESENTATIVE/DEALER INFORMATION

Does the contract applied for replace an existing annuity or life insurance policy?
/ / Yes     / / No  If yes, attach replacement forms as required.
I certify that (1) the information provided by the owner has been accurately recorded; (2) a current prospectus was delivered; (3) no written sales materials other than those approved by the Principal Office were used; and
(4) I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.
                                           (   )                    /         /
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Signature of Registered Representative     Telephone                  TR Code

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Printed Name of Registered Representative        Printed Name of Broker/Dealer
                                                    (   )
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Branch Office Street Address for Contract Delivery  Telephone